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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   Form 8-K
                                CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 5, 1996


                          SOUTHWEST GAS CORPORATION
            (Exact name of registrant as specified in its charter)


               California                 1-7850           88-0085720
     (State or other jurisdiction of    (Commission     (I.R.S. Employer
     incorporation or organization)     File Number)   Identification No.)

             5241 Spring Mountain Road
               Post Office Box 98510
                 Las Vegas, Nevada                        89193-8510
     (Address of principal executive offices)             (Zip Code)


      Registrant's telephone number, including area code: (702) 876-7237






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Item 5.   Other Events.

          On March 5, 1996, the Board of Directors of Southwest Gas Corporation (the "Company") declared a distribution of one Right for each outstanding share of common stock (the "Common Stock") of the Company. The distribution is to be made as of April 15, 1996 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company, initially, one one-hundredth of a share of Junior Participating Preference Stock ("Preference Stock") at a price of $45.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between the Company and Harris Trust Company of California, as Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is included as
Exhibit 4.1.

          Shares of Preference Stock purchasable upon exercise of the Rights will be entitled to dividends of 100 times the dividends, per share, declared on shares of the Common Stock and in the event of liquidation will be entitled to a minimum preferential liquidating distribution of $100 per share and an aggregate liquidating distribution, per share, of 100 times the distribution made per share of Common Stock. In the event no dividends are declared on shares of Common Stock, holders of Preference Stock will be entitled to receive at least $1.00 per share of Common Stock for each quarter that a dividend is not declared on shares of Common Stock. The holders of Preference Stock will vote together with holders of Common Stock and in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preference Stock will be entitled to receive 100 times the amount received per each share of Common Stock.

          Because of the Preference Stock' dividend and liquidation rights, the value when issued of the one one-hundredth interest in a share of Preference Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

          Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the Company's general voting power other than pursuant to a Qualified Offer (as defined below), the date of such public announcement being called the "Stock Acquisition Date," or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the Company's general voting power (the date of such earlier occurrence being called the "Distribution Date"), the Rights will be evidenced by the certificates representing the Common Stock and will be transferred with and only with the Common Stock. New Common Stock certificates issued after the Record Date upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference, and the surrender for transfer of any certificate for shares of Common Stock, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate

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certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on the tenth anniversary of the Record Date (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, as described below.

          The Purchase Price payable, the number of shares or other securities or property issuable upon exercise of the Rights, and the number of outstanding Rights, are subject to adjustment from time to time to prevent dilution.

          A QUALIFIED OFFER is a tender offer or exchange offer for all outstanding shares of Common Stock which is determined by the non-affiliated continuing directors to be adequate and otherwise in the best interests of the Company and its shareholders.

          In the event that any person becomes an Acquiring Person other than by a purchase pursuant to a QUALIFIED OFFER, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will not be entitled to the benefit of such adjustment) will thereafter have the right to receive upon exercise that number of shares of Common Stock or Common Stock equivalents having a market value of two times the exercise price of the Right.

          In the event that, at any time after an Acquiring Person has become such, the Company is acquired in a merger or other business combination transaction (other than a merger which follows a QUALIFIED OFFER at the same or a higher price) or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

          At any time after an Acquiring Person has become such, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

          Up to and including the tenth business day after a Stock Acquisition Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon any redemption of the Rights, the right to exercise them will terminate and the only right of the holders will be to receive the Redemption Price.

          The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights at any time prior to the

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Distribution Date.  Thereafter the Rights may be amended to make changes which do not adversely affect the interests of the holders of the Rights, or which shorten or lengthen time periods, subject to certain limitations set forth in the Rights Agreement.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, but, not limited to, the right to vote or to receive dividends. The exercise of the Rights is subject to compliance with applicable legal and regulatory requirements, including, approval of the California Public Utilities Commission.


Item 7.   Exhibits.

     4.1. Rights Agreement dated as of March 5, 1996 by and between the Company and Harris Trust Company of California, as Rights Agent.



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              SOUTHWEST GAS CORPORATION



Date:  March 13, 1996                            /s/  Edward A. Janov
                                              --------------------------
                                                    Edward A. Janov
                                       Controller and Chief Accounting Officer


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